As filed with the Securities and Exchange Commission on July 31, 1998
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            Colonial Properties Trust
             (Exact name of Registrant as specified in its charter)

       Alabama                                                     59-7007599
   (State or other                                               (IRS Employer
   jurisdiction of                                               Identification
  incorporation or            2101 Sixth Avenue North               Number)
    organization)                    Suite 750
                            Birmingham, Alabama 35202
                                 (205) 250-8700
                         (Address of Principal Executive
                               Offices) (Zip Code)

 Colonial Properties Trust Second Amended and Restated Employee Share Option and
                              Restricted Share Plan
                            (Full title of the plan)

                                Thomas H. Lowder
                      President and Chief Executive Officer
                            Colonial Properties Trust
                             2101 Sixth Avenue North
                                    Suite 750
                            Birmingham, Alabama 35202
                     (Name and address of agent for service)

                                 (205) 250-8700
          (Telephone number, including area code, of agent for service)
   --------------------------------------------------------------------------
                                    Copy to:
                                   Alan L. Dye
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-5600
      ---------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------
 Title of securities   Amount to be  Proposed maximum  Proposed      Amount
    to be              registered     offering price    maximum        of
  registered                             per           aggregate
                                                      offering    registration
                                      share (1)         price (1)    fee
---------------------------------------------------------------------------
Common shares of
benefi-              2,525,000      $28.59375       $72,199,218.75    $21,299
cial interest, par
value $.01
per share
----------------------------------------------------------------------------
(1) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices per share of the common shares of beneficial interest of Colonial Properties Trust, par value $.01 per share, on July 29, 1998, as reported on the New York Stock Exchange.

This Registration Statement incorporates by reference the information contained in the earlier registration statements relating to the Colonial Properties Trust Employee Share Option and Restricted Share Plan, filed on September 29, 1994, (Registration No. 33-84510), and May 15, 1997 (Registration No. 333-27203).

==============================================================================
                         The Exhibit Index is on Page 3.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of July 30, 1998.


                                        Colonial Properties Trust



                                        By:  /s/ Thomas H Lowder
                                            Thomas H. Lowder
                                            President, Chief Executive
                                            Officer and Chairman of the Board


                                POWER OF ATTORNEY

            We, the undersigned trustees and officers of Colonial Properties Trust, do hereby constitute and appoint Thomas H. Lowder and Howard B. Nelson, Jr., jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of July 30, 1998:

       SIGNATURE                        TITLE



/s/ Thomas H. Lowder             President, Chief Executive Officer
Thomas H. Lowder                 and Chairman of the Board
                                 (Principal Executive Officer)



/s/ Howard B. Nelson, Jr.        Chief Financial Officer and Secretary
Howard B. Nelson, Jr.            (Principal Financial Officer)




/s/ Kenneth E. Howell_____________  Controller
Kenneth E. Howell                (Principal Accounting Officer)


                                       1.

/s/ James K. Lowder              Trustee
James K. Lowder



/s/ Carl F. Bailey               Trustee
Carl F. Bailey



/s/ M. Miller Gorrie             Trustee
M. Miller Gorrie



/s/ Donald T. Senterfitt         Trustee
Donald T. Senterfitt



/s/ Claude B. Nielsen            Trustee
Claude B. Nielsen



/s/ Harold W. Ripps              Trustee
Harold W. Ripps



/s/ Herbert A. Meisler           Trustee
Herbert A. Meisler


/s/ William M. Johnson           Trustee
William M. Johnson










                                       2.

                                  EXHIBIT INDEX

Exhibit
Number                             Description

5.1       Opinion of Hogan & Hartson L.L.P.

5.2       Opinion of Sirote & Permutt, P.C., regarding matters of
          Alabama law
15 Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.

23.1      Consent of Hogan & Hartson L.L.P. (included as part of
          Exhibit 5.1).

23.2      Consent of Sirote & Permutt, P.C. (included as part of
          Exhibit 5.2).
23.3
          Consent of PricewaterhouseCoopers LLP

24 Power of Attorney (included as part of signature page).

99.1      Colonial Properties Trust Second Amended and Restated
          Employee Share Option and Restricted Share Plan.
















                                       3.

                                                                     Exhibit 5.1
                                             Opinion of Hogan & Hartson L.L.P.

                             HOGAN & HARTSON, L.L.P
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202)-637-5600
                                 (202) 637-5910


                                  July 30, 1998



Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama   35202

Ladies and Gentlemen:

            This firm has acted as counsel to Colonial Properties Trust, an Alabama real estate investment trust (the "Registrant"), in connection with its registration statement on Form S-8 (the "Form S-8"), filed with the Securities and Exchange Commission, of an additional 2,525,000 common shares of beneficial interest, par value $.01 per share (the "Shares"), issuable in connection with the Registrant's Second Amended and Restated Employee Share Option and Restricted Share Plan (the "Plan"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with such registration.

            For purposes of this opinion, we have examined copies of the following documents:

                  1.     An executed copy of the Form S-8.

            2. A copy of the Plan, as certified on the date hereof by the Secretary of the Registrant as being complete, accurate and in effect.

            3. The Declaration of Trust of the Registrant, dated August 21, 1995, as certified on the date hereof by the Secretary of the Registrant as being complete, accurate and in effect.

            4. The Bylaws of the Registrant, as certified on the date hereof by the Secretary of the Registrant as being complete, accurate and in effect.

            5. Resolutions of the Board of Trustees of the Registrant adopted at a meeting held on January 24, 1998, as certified by the Secretary of the Registrant on the date hereof as being complete, accurate and in effect, relating to the adoption of the Plan, subject to approval by the Company's shareholders.

            6. A certificate of the Secretary of the Company dated the date hereof, certifying that the resolutions relating to the approval of the Plan were submitted to the Company's shareholders and approved at the annual meeting of shareholders held on April 23, 1997.

            7. Opinion of Sirote & Permutt, P.C. of even date herewith.

            In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Board of Trustees
Colonial Properties Trust
July 30, 1998
Page 2

            This opinion letter is based as to matters of law solely on the Alabama Real Estate Investment Trust Act of 1995, and we express no opinion herein as to any other laws, statutes, regulations or ordinances. In rendering this opinion letter, we are relying, to the extent that the laws of Alabama are relevant (without any independent verification or investigation), upon the opinion letter of Sirote & Permutt, P.C., special counsel to the Company in the State of Alabama, described in paragraph 7 above, with respect to the matters addressed therein.

            Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Form S-8 and the Plan (assuming receipt by the Company of the consideration therefor, the form of which is in accordance with applicable law), will be legally issued, fully paid and non-assessable.

            We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for you use in connection with the filing of the Form S-8 on the date of this letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of the firm.

            We hereby consent to the filing of this opinion letter as an exhibit to the Form S-8. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,


                                    /s/ Hogan & Hartson L.L.P.
                                    HOGAN & HARTSON L.L.P.

                                                                     Exhibit 5.2
                                             Opinion of Sirote & Permutt, P.C.

July 30, 1998

Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North
Suite 750
Birmingham, AL  35202

RE:   Colonial Properties Trust

Ladies and Gentlemen:

We have acted as special Alabama counsel to Colonial Properties Trust, an Alabama real estate investment trust (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission, relating to the registration of an additional 2,525,000 common shares of beneficial interest, par value $.01 per share (the "Shares"), issuable in connection with the Company's Second Amended and Restated Employee Share Option and Restricted Share Plan (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulations S-K, 17 C.F.R. ss.229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1. An executed copy of the Registration Statement.

2. A copy of the Plan, as certified on the date hereof by the Secretary of the Company as being complete, accurate and in effect.

3. The Declaration of Trust of the Company, as amended, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

Board of Trustees
Colonial Properties Trust
July 30, 1998
Page 2


4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

5. Certain resolutions of the Board of Trustees of the Company adopted at a meeting held on January 24, 1998, approving and ratifying the preparation, execution and filing of the Registration Statement, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

6. A Secretary's Certificate, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, certifying that a resolution relating to the approval of the Plan was submitted to the Company's shareholders and approved at the annual meeting of shareholders held on April 23, 1998.

7. Opinion Letter, of even date herewith, of Hogan & Hartson L.L.P., counsel to the Company.

We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies, and the authenticity, accuracy and completeness of the originals of such latter documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Alabama Real Estate Investment Trust Act of 1995 and we express no opinion herein as to any other laws, statutes, regulations, or ordinances.

Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Registration Statement and the Plan (assuming receipt by the Company of the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable under the Alabama Real Estate Investment Trust Act of 1995.

In accordance with the general policies of this law firm in rendering legal opinions, we have assumed for the purposes of the opinions expressed herein that no fraud exists with respect to any of the matters relevant to the opinions expressed herein, although we have no reason to believe that there exists any fraud which would render invalid the opinions expressed below.

We are members of the Bar of the State of Alabama, and we do not express any opinion concerning any law other than the law of the State of Alabama and the Federal law of the United States. We assume no obligation to advise you of any changes in the foregoing subsequent to delivery of this opinion letter. This opinion letter has been prepared solely in connection with the filing by the Company of a Current Report on Form 8-K on the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Form 8-K of the Company and to the reference to this firm in the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,



/s/ Sirote & Permutt, P.C.
SIROTE & PERMUTT, P.C.

                                                                      Exhibit 15
                                        Letter from PricewaterhouseCoopers LLP
                                                   Regarding Unaudited Interim
                                                         Financial Information

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                                                Re:  Colonial Properties Trust
                                            Registration Statement on Form S-8


We are aware that our report dated April 22, 1998 on our review of interim financial information of Colonial Properties Trust (the "Company") for the period ended March 31, 1998 and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the Company's registration statement on Form S-8 relating to the registration of 2,525,000 additional common shares of beneficial interest pursuant to the Colonial Properties Trust Second Amended and Restated Employee Share Option and Restricted Share Plan. Pursuant to Rule 436(c) under the Securities Act of 1933, as amended (the "Act"), this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.



                                          /s/ PricewaterhouseCoopers LLP
                                          PRICEWATERHOUSECOOPERS LLP

Birmingham, Alabama
July 30, 1998

                                                                    Exhibit 23.2
                                         Consent of PricewaterhouseCoopers LLP

                       Consent of Independent Accountants


We consent to the incorporation by reference in this registration statement of Colonial Properties Trust on Form S-8 relating to the Colonial Properties Trust Second Amended and Restated Employee Share Option and Restricted Share Plan of our report, dated January 19, 1998 (except for Note 14 thereto, as to which the date is February 17, 1998), on our audits of the consolidated financial statements and financial statement schedules of Colonial Properties Trust as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in the 1997 Annual Report on Form 10-K incorporated by reference in such Registration Statement.


                                          /s/ PricewaterhouseCoopers LLP
                                          PRICEWATERHOUSECOOPERS LLP


Birmingham, Alabama
July 30, 1998

                                                                    Exhibit 99.1
                                                     Colonial Properties Trust
                                          Second Amended and Restated Employee
                                        Share Option and Restricted Share Plan

                            COLONIAL PROPERTIES TRUST

                           SECOND AMENDED AND RESTATED
                 EMPLOYEE SHARE OPTION AND RESTRICTED SHARE PLAN

      This Colonial Properties Trust Second Amended and Restated Employee Share Option and Restricted Share Plan (the "Plan") amends and restates in its entirety the Colonial Properties Trust Employee Share Option and Restricted Share Plan, which was duly adopted by the Board of Trustees of Colonial Properties Trust (the "Company") and approved by the shareholders of the Company, on September 28, 1993. Set forth herein are all of the terms of the three plans comprising the Plan, one for the benefit of the employees of the Company (the "Company Plan"), one for the benefit of employees of Colonial Realty Limited Partnership (the "Operating Partnership") its general partner and any Affiliate of the Operating Partnership (the "Operating Partnership Plan") and one for the benefit of employees of Colonial Properties Services, Inc. (the "Management Company") and any Affiliate of the Management Company (the "Management Company Plan").


1.   PURPOSE

      The  Plan is  intended  to  advance  the  interests  of the  Company,  the
Operating Partnership and the Management Company by providing eligible individuals (as designated pursuant to Section 5 below) with an opportunity to acquire or increase a proprietary interest in the Company by granting them options, bonuses and restricted shares in accordance with the terms stated herein, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company, the Operating Partnership and the Management Company, and encourage such eligible individuals to continue to serve the Company, the Operating Partnership or the Management Company. Each share option granted under the Plan is intended to be an "incentive stock option" except (i) to the extent that any such Option would exceed the limitations set forth in Section 9 below, (ii) for Options granted to an employee other than an employee of the Company or any Subsidiary of the Company and (iii) for Options specifically designated at the time of grant as not being "incentive stock options".


2.   DEFINITIONS

      For purposes of  interpreting  the Plan and related  documents  (including
Share  Option  Agreements  and  Restricted  Share  Agreements),   the  following
definitions shall apply:

      "Affiliate" means with respect to an entity, any company or other trade or business that is controlled by or under common control with such entity (determined in accordance with the principles of Section 414(b) and 414(c) of the Code and the regulations thereunder) or is an affiliate of such entity within the meaning of Rule 405 of Regulation C under the 1933 Act.

      "Agreement" means a written agreement that sets out the terms and conditions of the grant of an Incentive Award.

      "Applicable Committee" means, with respect to the Company Plan and the Operating Partnership Plan, the Company Committee, and, with respect to the Management Company Plan, the Management Company Committee.

      "Board of Directors" means the Board of Directors of Colonial Properties Services, Inc.

      "Board of Trustees" means the Board of Trustees of the Company.

      "Bonus  Shares" means Shares awarded to eligible  individuals  pursuant to
Section 15 of the Plan.

      "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

      "Company" means Colonial Properties Trust.

      "Company Committee" means the Executive Compensation Committee of the Board of Trustees, which must consist of no fewer than two members of such board and shall be appointed by such board, or such other committee as the Board of Trustees or the Plan shall designate.

      "Company Plan" means the Plan as administered pursuant to Section 3.1 hereof for the benefit of employees of the Company.

      "Effective Date" means September 28, 1993.

      "Employer" means the Company, the Operating Partnership or its general partner, the Management Company, or any Affiliate of the Management Company, in their capacity as Employers of persons eligible to be designated recipients of Incentive Awards.

      "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

      "Exercise Price" means the Option Price multiplied by the number of Shares purchased pursuant to the exercise of an Option.

      "Expiration Date" means the tenth (10th) anniversary of the Grant Date, or, if earlier, the termination of the Option pursuant to Section 20.3 hereof.

      "Fair Market Value" means the value of each Share subject to the Plan determined as follows: if on the Grant Date or other determination date the Shares are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the Fair Market Value of the Shares shall be the closing price of the Shares on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such System or traded on such a market, Fair Market Value shall be determined by the Board of Trustees in good faith.

      "General Partner" means Colonial Properties Holding Company, the general partner of Colonial Realty Limited Partnership.

      "Grant Date" means, as determined by the Applicable Committee, (i) the date as of which the Applicable Committee approves the grant, (ii) the date as of which the Optionee or Holder and the Employer enter into the relationship resulting in the Optionee or Holder being eligible for grants, or (iii) such other date as the Applicable Committee shall determine.

      "Grantee" means a person who is awarded Bonus Shares under the Plan.

      "Granting Employer" means the Company, the Operating Partnership or the Management Company, each with respect to Incentive Awards made pursuant to the Company Plan, the Operating Partnership Plan and the Management Company Plan, respectively, unless the Applicable Committee as to any grant designates another Employer as the Granting Employer.

      "Holder" means a person who holds Restricted Shares under the Plan.

      "Immediate  Family  Members"  means  the  spouse,   ex-spouse,   children,
step-children or grandchildren of the Optionee.

      "Incentive Award" means an award of an Option, Bonus Shares or Restricted Shares under the Plan.

      "Incentive Share Option" means an "incentive stock option" within the meaning of Section 422 of the Code.

      "Limited Partnership Agreement" means the agreement of limited partnership of Colonial Realty Limited Partnership, as now in effect or as hereafter amended.

      "Management Company" means Colonial Properties Services, Inc.

      "Management Company Committee" means the Board of Directors of the Management Company or any committee thereof appointed by such board or designated in the Plan to administer the Management Company Plan.

      "Management  Company  Plan"  means the Plan as  administered  pursuant  to
Section 3.3 hereof for the benefit of the employees of the Management Company or its Affiliates.

      "Operating Partnership" means Colonial Realty Limited Partnership.

      "Operating  Partnership  Plan" means the Plan as administered  pursuant to
Section  3.2  hereof  for  the  benefit  of  the   employees  of  the  Operating
Partnership, its general partner and its Affiliates.

      "Option" means an option to purchase one or more Shares pursuant to the Plan.

      "Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

      "Optionee" means a person who holds an Option under the Plan.

      "Option Period" means the period during which Options may be exercised as defined in Section 12.

      "Option Price" means the purchase price for each Share subject to an Option.

      "Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of Colonial Realty Limited Partnership, as amended.

      "Plan" means this Second Amended and Restated Employee Share Option and Restricted Share Plan (which encompasses the Company Plan, the Operating Partnership Plan and the Management Company Plan), as the same may be hereafter amended from time to time.

      "Reporting  Person"  means a person who is required to file reports  under
Section 16(a) of the Exchange Act with respect to the Company or the Operating Partnership.

      "Restricted Shares" means Shares which are subject to a risk of forfeiture pursuant to the Plan.

      "Restricted Share Agreement" means the written agreement evidencing the grant of Restricted Shares hereunder.

      "Restricted Share Award" means an award of restricted Shares granted pursuant to Section 13 of this Plan.

      "1933 Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

      "Shares" mean the common shares of beneficial interest, par value $.01 per Share, of the Company.
      "Share Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

      "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 425(f) of the Code.

      "Units" means units of partnership interest of the Operating Partnership (but does not include preferred interests in the Operating Partnership).

      "Unit Option" means an option to purchase one or more Units pursuant to the Plan.


3.   ADMINISTRATION


3.1.  Company Plan.

      The Company Plan shall be administered by the Company Committee, which shall be appointed by the Board of Trustees. Each member of the Company Committee must qualify in all respects as a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and as an "outside director" as defined in Treasury Regulations ss. 1.162-27(e)(3). The Company Committee shall have such powers and authorities related to the administration of the Company Plan as are consistent with the Company's declaration of trust and by-laws and with applicable law. The Company Committee shall have the full power and authority (subject to any restrictions imposed by the Board of Trustees, the Company's declaration of trust or by-laws or applicable law) to take all actions and to make all determinations required or provided for under the Company Plan, any Incentive Award granted by the Company Committee under the Company Plan and any Agreement entered into in connection therewith and shall have the full power and authority to take all such other actions and determinations not inconsistent with the specific terms and provisions of the Company Plan that the Company Committee deems to be necessary or appropriate to the administration of the Company Plan, any Incentive Award granted by the Company Committee under the Company Plan and any Agreement entered into in connection therewith. The interpretation and construction by the Company Committee of any provision of the Company Plan, any Incentive Award granted by the Company Committee under the Company Plan and any Agreement entered into in connection therewith shall be final and conclusive. In addition, the Chief Executive Officer of the Company, acting as a committee of the Board of Trustees, shall have the authority to make awards of Bonus Shares pursuant to Section 15 hereof to any employee of the Company other than a Reporting Person, and to make Incentive Awards to new employees of the Company (other than awards of Reporting Persons) in connection with their assuming employment with the Company.


3.2.  Operating Partnership Plan.

      The Operating Partnership Plan shall be administered by the Company Committee, which shall be appointed by the Board of Trustees. Each member of the Company Committee must qualify in all respects as a "non-employee director" as defined in Rule 16b-3 under the Exchange Act. The Company Committee shall have the full power and authority (subject to any restrictions imposed on such Company Committee by Section 3.1 hereof) to take all actions and to make all determinations required or provided for under the Operating Partnership Plan, any Incentive Award granted by the Company Committee under the Operating Partnership Plan and any Agreement entered into in connection therewith and shall have the full power and authority to take all such other actions and determinations not inconsistent with the specific terms and provisions of the Operating Partnership Plan that the Company Committee deems to be necessary or appropriate to the administration of the Operating Partnership Plan, any Incentive Award granted by the Company Committee under the Operating Partnership Plan and any Agreement entered into in connection therewith. The interpretation and construction by the Company Committee of any provision of the Operating Partnership Plan, any Incentive Award granted by the Company Committee under the Operating Partnership Plan and any Agreement entered into in connection therewith shall be final and conclusive. In addition, the Chief Executive Officer of the Company, acting as a committee of the Board of Trustees, shall have the authority to make awards of Bonus Shares pursuant to Section 15 hereof to any employee of the Operating Partnership other than a Reporting Person, and to make Incentive Awards to new employees of the Operating Partnership or its affiliates (other than Reporting Persons) in connection with their assuming employment with the Operating Partnership or its affiliates.


3.3.  Management Company Plan.

      The Management Company Plan shall be administered by the Management Company Committee. The Management Company Committee shall have such powers and authorities related to the administration of the Management Company Plan as are consistent with the Management Company's articles of incorporation and by-laws and with applicable law. The Management Company Committee shall have the full power and authority (subject to any restrictions imposed by the Board of Directors of the Management Company, the Management Company's articles of incorporation or by-laws or applicable law) to take all actions and to make all determinations required or provided for under the Management Company Plan, any Incentive Award granted by the Management Company Committee under the Management Company Plan and any Agreement entered into in connection therewith and shall have the full power and authority to take all such other actions and determinations not inconsistent with the specific terms and provisions of the Management Company Plan that the Management Company Committee deem to be necessary or appropriate to the administration of the Management Company Plan, any Incentive Award granted by the Management Company Committee under the Management Company Plan and any Agreement entered into in connection therewith. The interpretation and construction by the Management Company Committee of any provision of the Management Company Plan, any Incentive Award granted by the Management Company Committee under the Management Company Plan and any Agreement entered into in connection therewith shall be final and conclusive. In addition, the Chief Executive Officer of the Management Company, acting as a committee of the Board of Directors, shall have the authority to make awards of Bonus Shares pursuant to Section 15 hereof to any employee of the Company other than a Reporting Person, and to make Incentive Awards to new employees of the Management Company (other than Reporting Persons) in connection with their assuming employment with the Management Company.


3.4.  No Liability.

      No member of the Company Committee or the Management Company Committee shall be liable to any Optionee, Holder or Grantee or to the Company, the

Operating Partnership, or the Management Company or any their Subsidiaries, Affiliates, employees, shareholders, or partners for any action or determination made in good faith with respect to the Plan or any Incentive Award granted or Agreement entered into hereunder.


3.5.  Applicability of Rule 16b-3.

      Those provisions of the Plan that make express reference to Rule 16b-3 shall apply only to Reporting Persons.


4.   SHARES

      The Shares that are the subject of an Incentive Award may be (i) issued and outstanding Shares owned or acquired by the Granting Employer, (ii) treasury Shares (to the extent permitted by applicable law) or (iii) authorized but unissued Shares. The aggregate total number of Shares that may be issued pursuant to Incentive Awards under the Plan shall be 3,200,000, as increased from time to time to equal ten percent (10%) of the number of issued and outstanding Shares and Units (excluding Units held by the General Partner), provided that no more than 3,200,000 Shares may be issued pursuant to Incentive Share Options and no more than 750,000 Restricted Shares may be issued pursuant to Restricted Share Awards. If any Incentive Award expires, terminates, or is terminated or canceled for any reason prior to exercise or vesting in full, the Shares that were subject to the unexercised, forfeited, or terminated portion of such Incentive Award shall be available immediately for future grants of Incentive Awards under the Plan.


5.   ELIGIBILITY


5.1.  Designated Recipients.

      Incentive Awards may be granted under the Plan to (i) any full-time employee of the Company, the Operating Partnership or its general partner, any Affiliate of the Operating Partnership, the Management Company or any Affiliate of the Management Company, as the Applicable Committee shall determine and designate from time to time (including officers, trustees or directors of the Company, the Operating Partnership or its general partner, any Affiliate of the Operating Partnership or the Management Company or any Affiliate of the Management Company, except that no officer, trustee or director of the Company, the General Partner or the Management Company shall be eligible to receive grants of Bonus Shares) or (ii) any other individual whose participation in the Plan is determined by the Company Committee to be in the best interests of the Company and is so designated by the Company Committee.


5.2.  Successive Grants.

      An individual may hold more than one Incentive Award, subject to such restrictions as are provided herein.

6.   EFFECTIVE DATE AND TERM OF THE PLAN


6.1.  Effective Date.

      The Plan is effective as of the Effective Date.


6.2.  Term.

      The Plan has no termination date; provided, however, that no Incentive Share Option may be granted on or after the tenth anniversary of the Effective Date.


7.   PARACHUTE LIMITATIONS

      Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee, Grantee or Holder with any Employer that is not an agreement, contract, or understanding entered into after the Effective Date that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation by the Employers to the Optionee, Grantee or Holder (including groups or classes of participants or beneficiaries of which the Optionee, Grantee or Holder is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee, Grantee or Holder (a "Benefit Arrangement"), if the Optionee, Grantee or Holder is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option held by that Optionee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee, Grantee or Holder under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Optionee, Grantee or Holder under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Optionee, Grantee or Holder from all Employers under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Optionee, Grantee or Holder without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Optionee, Grantee or Holder under any Other Agreement or any Benefit Arrangement would cause the Optionee, Grantee or Holder to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Optionee, Grantee or Holder as described in clause (ii) of the preceding sentence, then the Optionee, Grantee or Holder shall have the right, in the Optionee's, Grantee's or Holder's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee, Grantee or Holder under this Plan be deemed to be a Parachute Payment.

8.   GRANT OF OPTIONS


8.1.  General.


      Subject to the terms and conditions of the Plan, the Company Committee and the Management Company Committee may from time to time grant to such eligible individuals as the Applicable Committee may determine, Options to purchase such number of Shares on such terms and conditions as the Applicable Committee may determine, including any terms or conditions which may be necessary to qualify such Options as Incentive Share Options. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.


8.2.  Limitation on Grants of Options to Executives.


      The maximum number of Shares subject to Options that can be awarded under the Plan to any executive officer of the Company, the Operating Partnership or its general partner or the Management Company, or to any other person eligible for a grant of an Incentive Award under Section 5.1 hereof in any calendar year, is 500,000 Shares.


9.   LIMITATION OF INCENTIVE SHARE OPTIONS


      An Option (other than an Option described in exceptions (ii) or (iii) of Section 1) shall constitute an Incentive Share Option to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Incentive Share Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer and its parent and Subsidiary) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.


10.  SHARE OPTION AGREEMENTS

      All Options granted pursuant to the Plan shall be evidenced by Share Option Agreements, to be executed by the Granting Employer and by the Optionee, in such form or forms as the Applicable Committee shall from time to time determine. Share Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

11.  OPTION PRICE

      The Option Price shall be fixed by the Applicable Committee and stated in each Share Option Agreement. The Option Price shall not be less than the Fair Market Value of the Shares on the Grant Date of the Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Share Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), the Option Price of an Option that is intended to be an Incentive Share Option shall be not less than the greater of par value or 110 percent of the Fair Market Value of a Share at the time such Option is granted.


12.  TERM AND EXERCISE OF OPTIONS


12.1. Term.

      Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years from the date such Option is granted, or on such date prior thereto as may be fixed by the Applicable Committee and stated in the Share Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Share Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), an Option granted to such Optionee that is intended to be an Incentive Share Option shall in no event be exercisable after the expiration of five years from the date it is granted.


12.2. Option Period and Limitations on Exercise.

      Each Option granted under the Plan shall be exercisable, in whole or in part, at any time and from time to time over a period commencing on or after the Grant Date and ending upon the expiration or termination of the Option, as the Applicable Committee shall determine and set forth in the Share Option Agreement relating to such Option. Without limiting the foregoing, the Applicable Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for a stated period or periods of time during which such Option is outstanding; provided, however, that any such limitation on the exercise of an Option contained in any Share Option Agreement may be rescinded, modified or waived by the Applicable Committee, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised.


12.3. Termination of Employment.

      Upon the termination of the employment of an Optionee with the Granting Employer, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), any Option granted to an Optionee pursuant to the Plan shall terminate, and such Optionee shall have no further right to purchase Shares pursuant to such Option; provided further, that the Applicable Committee may provide, by inclusion of appropriate language in any Share Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 12.2 above), in the event of termination of employment of the Optionee with the Granting Employer, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 12.2 above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 12.2 above, as the Applicable Committee, in its sole and absolute discretion, shall determine and set forth in the Share Option Agreement. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan, shall be determined by the Applicable Committee, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment with the Granting Employer shall not be deemed to occur if the Optionee is immediately thereafter employed with any other Employer.


12.4. Rights in the Event of Death.

      If an Optionee dies while employed by the Granting Employer, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in
Section 12.2 above), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 12.1 above, to exercise any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Applicable Committee may provide by inclusion of appropriate language in any Share Option Agreement that, in the event of the death of an Optionee, the executors or administrators or legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 12.2 above), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 12.1 above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 12.2 above, as the Applicable Committee, in its sole and absolute discretion, shall determine and set forth in the Share Option Agreement.


12.5. Rights in the Event of Disability.

      If an Optionee terminates employment with the Granting Employer by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 12.2 above), at any time within one year after such termination of employment and prior to termination of the Option pursuant to Section 12.1 above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment, whether or not such Option was exercisable immediately prior to such termination of employment; provided, however, that the Applicable Committee may provide, by inclusion of appropriate language in any Share Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 12.2 above), in the event of the termination of employment of the Optionee with the Granting Employer by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 12.1 above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 12.2 above, as the Applicable Committee, in its sole and absolute discretion, shall determine and set forth in the Share Option Agreement. Whether a termination of employment is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Applicable Committee, which determination shall be final and conclusive.


12.6. Limitations on Exercise of Option.

      Notwithstanding the foregoing Sections, in no event may the Option be exercised, in whole or in part, after ten years following the date upon which the Option is granted, as set forth in Section 1 above, or after the occurrence of an event referred to in Section 20.3 below which results in termination of the Option. In no event may the Option be exercised for a fractional Share.


12.7. Method of Exercise.

      An Option that is exercisable hereunder may be exercised by the Optionee's delivery to the Granting Employer of written notice of the exercise and the number of Shares for which the Option is being exercised. Such delivery shall occur on any business day, at the Granting Employer's principal office, addressed to the attention of the Applicable Committee. Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised. The minimum number of Shares with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the Share Option Agreement and (ii) the maximum number of Shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Granting Employer of Shares, which Shares, if acquired from the Company or any of its Affiliates, have been held for at least six months and which Shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). The Applicable Committee may provide, by inclusion of appropriate language in a Share Option Agreement, that payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Share certificate or certificates for the Shares for which the Option is exercised be delivered to a licensed broker acceptable to the Granting Employer as the agent for the individual exercising the Option and, at the time such Share certificate or certificates are delivered, the broker tenders to the Granting Employer cash (or cash equivalents acceptable to the Granting Employer) equal to the Option Price for the Shares purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Granting Employer may in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in the applicable Share Option Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him or her. Except as provided in Section 20 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.


12.8. Transfer of Shares to Employee.


      Promptly after the exercise of a Share Option by an employee of the Company and the payment in full of the Option Price of the Shares covered thereby, the individual exercising the Option shall be entitled to the issuance of a Share certificate or Share certificates evidencing his or her ownership of such Shares.


12.9. Transfer of Shares to Other Employees


            (a) Promptly after the exercise of a Share Option by an employee of an Employer that is not the Company and the payment in full of the Option Price of the Shares covered thereby:


                  (i) The Company shall sell to the Employer employing the Optionee the number of Shares as to which the Option was exercised for a price equal to the Fair Market Value of such Shares.


                  (ii) The Employer shall deliver to the individual exercising the Option a Share certificate or Share certificates evidencing his or her ownership of such Shares.


13.  GRANT AND EXERCISE OF UNIT OPTIONS



13.1. Issuance of Unit Options

      Upon the issuance of an Option, and in accordance with Section 4.2(B) of the Partnership Agreement, the General Partner shall be deemed automatically to have caused the Operating Partnership to issue to the General Partner a corresponding Unit Option on terms identical to those of such Option.

13.2. Exercise of Unit Options.

      A Unit Option shall be deemed exercised automatically, upon the exercise by an Optionee of the corresponding Option, as to the number of Units equal to the number of Shares for which such Option is exercised. The General Partner shall then cause the Operating Partnership to issue such Units to the General Partner, and the Company shall remit payment for such Units to the General Partner, which shall then remit payment to the Operating Partnership, all in accordance with Section 4.2(B) of the Partnership Agreement.


13.3. Termination of Unit Options.

      Upon the termination of an Option, the corresponding Unit Option also shall terminate.


14.  GRANT OF RESTRICTED SHARES


14.1. Restricted Share Awards.


            (a) The Company Committee and the Management Company Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Applicable Committee may determine, grant Restricted Share Awards under the Plan. Each Restricted Share Award shall be evidenced by a written instrument which shall state the number of Shares covered by the award and the terms and conditions which the Applicable Committee shall have determined with respect to such award. Upon the grant of each Restricted Share Award, subject to Sections 14.1(d) and 14.3 hereof, the Company shall cause a certificate representing the Shares covered by the award to be registered in the name of the Holder and to be delivered to the Holder without payment on his part (unless such Shares are newly issued Shares granted under the Company Plan, in which case the Company may require a payment equal to the par value of each Share for each Share issued). The Holder shall generally have the rights and privileges of a shareholder of the Company with respect to such Shares, including the right to vote and to receive dividends, subject to the restrictions specified in paragraphs (b) and (c) hereof.


            (b) The Applicable Committee shall determine a period of time ("Limitation Period") during which restrictions shall apply to the Shares transferred to a Holder with respect to each Restricted Share Award, provided that in no event shall the Limitation Period be less than two years. Except as otherwise determined by the Applicable Committee, the Holder may not sell, transfer, assign, pledge or otherwise encumber or dispose of the Shares covered by such Restricted Share Award during the Limitation Period applicable with respect to such Restricted Share Award. The Applicable Committee in its discretion may prescribe conditions for the incremental lapse of the preceding restrictions during the Limitation Period, and for the lapse or termination of such restrictions upon the occurrence of certain events before the expiration of the Limitation Period. The Applicable Committee in its discretion also may shorten or terminate the Limitation Period or waive any conditions for the lapse or termination of the restrictions with respect to all or any portion of the Shares covered by the Restricted Share Award. The restrictions applicable to a Restricted Share Award shall lapse upon the earliest of the following: (1) the expiration of the Limitation Period applicable to the Restricted Share Award;
(2) the occurrence of an event prescribed by the Applicable Committee which results in the lapse of the restrictions; or (3) such other time as the Applicable Committee may determine.


            (c) The Shares covered by a Restricted Share Award shall be forfeited by the Holder upon termination of the Holder's employment with the Granting Employer for any reason before the occurrence of any of the events described in the last sentence of paragraph (b) hereof. The Holder shall thereupon immediately transfer the Shares to his or her Granting Employer without payment by the Granting Employer. If the Granting Employer is not the Company or the Operating Partnership, the Company and the Operating Partnership shall have the right to purchase any such forfeited Shares from such Granting Employer at a price equal to Fair Market Value at any time subsequent to such forfeiture.


            (d) Promptly after the grant of a Restricted Share Award by the Operating Partnership or its general partner, any Affiliate of the Operating Partnership, the Management Company or an Affiliate of the Management Company, such company shall notify the Company of the grant and of the recipient's name, address and social security number, and shall either (i) pay or cause to be paid to the Company an amount equal to the Fair Market Value of the Shares which are subject to the Restricted Share Award or (ii) deliver free and clear of any liens or encumbrances certificates representing outstanding Shares in an amount equivalent to the number of Shares granted.


14.2. Restricted Share Agreement.

      All Restricted Share Awards granted pursuant to the Plan shall be evidenced by Restricted Share Agreements, to be executed by the Granting Employer and by the Holder, in such form or forms as the Applicable Committee shall from time to time determine. Restricted Share Agreements covering Restricted Shares granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Restricted Share Agreements shall comply with all terms of the Plan.


14.3. Certificates for Restricted Shares.

      The Applicable Committee may require that the certificates evidencing the grant of a Restricted Share Award hereunder be held in escrow until such restrictions have expired. The Company shall also cause a legend to be placed on such certificates that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions to which the Shares are subject. Upon attainment of the specified objectives and requirements (or, to the extent specified in the grant, the portion of such Shares earned by partial attainment of the objectives and requirements, as applicable), a certificate for the number of Shares with respect to which restrictions have lapsed shall be delivered to the Holder free of restrictions upon submission of the certificate originally issued with respect to such Shares.

15.  AWARDS OF UNRESTRICTED BONUS SHARES

      The Chief Executive Officer of the Company, on behalf of the Board of Trustees, and the Chief Executive Officer of the Management Company, on behalf of the Board of Directors, may from time to time, as frequently as once a month, subject to the provisions of the Plan, grant up to ten Bonus Shares to such eligible individuals as he or she may designate. Upon the grant of Bonus Shares, the Company, the General Partner or the Management Company, as appropriate, shall cause a certificate representing the Bonus Shares to be registered in the name of the Grantee and delivered to the Grantee. Upon delivery to the Grantee, Bonus Shares shall be deemed validly issued, fully paid, and nonassessable, and the Grantee shall have all the rights of a shareholder with respect to such Bonus Shares.


16.  TRANSFERABILITY OF OPTIONS AND RESTRICTED SHARES


16.1. Transferability of Options.

      During the lifetime of the Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the guardian or legal representative of the Optionee), may exercise the Option, except that the Applicable Committee may, in its discretion, authorize all or a portion of the Option (other than an Incentive Share Option) to be granted to an Optionee on terms which permit transfer by such Optionee during his or her lifetime to Immediate Family Members, (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members or (iii) a partnership in which such Immediate Family Members are the only partners, provided that the Share Option Agreement pursuant to which such Options are granted is approved by the Applicable Committee and expressly provides for transferability in a manner consistent with this Section 15.1, in which case such transferees may exercise the Option. Except as noted in the preceding sentence, transfers of Options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 12 hereof (excluding Sections 12.3, 12.4 and 12.5), the term "Optionee" shall be deemed to refer to the transferee. The events of termination of employment, death and disability set forth in Sections 12.3, 12.4 and 12.5 hereof, respectively, shall continue to be applied with respect to the original Optionee, following which the Options shall be exercisable by the transferee only to the extent and for the periods specified in Section 12. Except as may be provided in the Share Option Agreement, no Option shall be pledged or hypothecated (by law or otherwise) or subject to execution, attachment or similar processes.


16.2. Transferability of Restricted Shares.

      No Restricted Shares shall be assignable or transferable, other than by will or the laws of descent and distribution, before the satisfaction of applicable performance and service requirements with respect to such Shares, as set forth in the applicable Restricted Share Agreement.

17.  USE OF PROCEEDS

      The proceeds received by the Company from the sale of Shares pursuant to Incentive Awards granted under the Plan shall constitute general funds of the Company. As soon as practicable after receipt by the Company of the amount described in Sections 12.9(a)(i) and 14.1(d) above, the Company shall contribute an amount of cash equal to such payment to the wholly owned subsidiary that owns its interests in the Operating Partnership, which in turn will contribute such cash to the Operating Partnership, and the Operating Partnership shall issue additional partnership interests to such subsidiary with a value equal to the amount of such contribution.


18.  REQUIREMENTS OF LAW


18.1. General.

      The Company shall not be required to sell or issue any Shares under any Incentive Award if the sale or issuance of such Shares would constitute a violation by the Optionee, the Holder, the Grantee or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Option upon any securities exchange or under any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, the Option may not be exercised in whole or in part unless such listing registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, as applicable, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the 1933 Act, at the time of grant of Restricted Shares or Bonus Shares, or when such Restricted Shares become vested, or upon the exercise of any Option, unless a registration statement under such Act is in effect with respect to the Shares covered by the Option, the Company shall not be required to sell or issue such Shares unless the Company Committee has received evidence satisfactory to it that the Optionee, Holder or Grantee may acquire such Shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Company Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the 1933 Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant thereto, the issuance of Bonus Shares or the issuance of Shares pursuant to a Restricted Share Award to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable or that Shares may not be issued pursuant to a grant of Bonus Shares or Restricted Shares unless and until the Shares covered by such Option or grant are registered or are exempt from registration, the exercise of such Option or the issuance of Shares pursuant to such grant (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

18.2. Rule 16b-3.

      The intent of this Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative, to the extent permitted by law and deemed advisable by the Plan administrators, and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board of Trustees may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.


18.3. REIT Qualification.

      The Company shall not be required to sell or issue any Shares under any Incentive Award if the sale or issuance of such Shares would cause the Company to fail to qualify as a real estate investment trust for Federal income tax purposes or would result in the Optionee's, Grantee's or Holder's ownership of Shares in violation of the restrictions on ownership and transfer of Shares set forth in the Company's declaration of trust.


19.  AMENDMENT AND TERMINATION OF THE PLAN

      The Board of Trustees may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Incentive Awards have not been granted; provided, however, no amendment that materially affects the terms of Incentive Awards under the Operating Partnership Plan shall be effective with respect to the Operating Partnership Plan without the approval of the Board of Directors of the Operating Partnership, and no amendment that materially affects the terms of Restricted Share Awards under the Management Company Plan shall be effective with respect to the Management Company Plan without the approval of the Board of Directors of the Management Company. The Employer may retain the right in an Agreement to cause a forfeiture of the Options or the Shares or gain realized by a Holder on account of the Optionee or Holder taking actions prohibited by the applicable Agreement. Except as permitted under this Section 19 or Section 20 hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the Optionee, Grantee or Holder, alter or impair rights or obligations under any Incentive Award theretofore granted under the Plan.


20.  EFFECT OF CHANGES IN CAPITALIZATION


20.1. Changes in Shares.

      If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of Shares or other securities of the Company, in each case on account of any recapitalization, reclassification, Share split, reverse split, combination of Shares, exchange of Shares, Share dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company, occurring after the Effective Date of the Plan, the number and kinds of Shares for the issuance of which Restricted Share Awards or awards of Bonus Shares may be granted and Shares for the acquisition of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of Shares for which Restricted Share Awards or Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Holder of the Restricted Share Awards or Optionee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to Shares that are subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per Share.

20.2. Reorganization in Which the Company Is the Surviving Entity.

      Subject to Section 20.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per Share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in the applicable Restricted Share Agreement, any restrictions that were applicable to any previously granted Restricted Share Award shall apply as well to any replacement shares received by the Holder as a result of such reorganization, merger, or consolidation.


20.3. Reorganization in Which the Company Is Not the Surviving Entity or Sale
            of Assets or Shares.

      Upon the dissolution or liquidation of the Company, or upon a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board of Trustees that results in any person or entity (or person or entities acting as a group or otherwise in concert) owning 80 percent or more of the combined voting power of all classes of securities of the Company (other than the Company or wholly owned subsidiaries of the Company), the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan or the assumption of such Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor Company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the prior expiration of such Option in accordance with its terms) immediately before the occurrence of such termination and during such period occurring before such termination as the Company Committee in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs. Any exercise of an Option during such period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. The Company Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders. Unvested Restricted Share Awards shall be vested in the case of an event described in this Section 20.3.


20.4. Adjustments.

      Adjustments under this Section 20 related to Shares or securities of the Company shall be made by the Company Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional Shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.


20.5. No Limitations on Company.

 The grant of Incentive Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.


21.  DISCLAIMER OF RIGHTS

      No provision in the Plan or in any Incentive Award granted or Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of any Employer, or to interfere in any way with any contractual or other right or authority of any Employer either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and such Employer. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Agreement, no Incentive Award granted under the Plan shall be affected by any change of duties or position of the Optionee, Grantee or Holder (including a transfer to or from any Employer), so long as such Optionee, Grantee or Holder continues to be a trustee, director, officer, consultant, employee, or independent contractor (as the case may be) of any Employer (the "Successor Granting Employer"). The Plan shall in no way be interpreted to require any Employer to transfer any Shares to a third party trustee or otherwise hold any Shares in trust or escrow for any participant or beneficiary under the terms of the Plan.

22.  NONEXCLUSIVITY OF THE PLAN

      Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Company, the Operating Partnership or its general partner or the Management Company or any Affiliate of the Operating Partnership or the Management Company to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as such entities in their discretion determine desirable.


23.  CAPTIONS

      The use of captions in this Plan or any Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Agreement.


24.  WITHHOLDING TAXES


24.1. Withholding.

      The Granting Employer shall have the right to deduct from payments of any kind otherwise due to an Optionee, Grantee or Holder any Federal, state, or local taxes of any kind required by law to be withheld with respect to any Shares issued upon the exercise of an Option, to any Bonus Shares or to the termination of the Limitation Period for Restricted Share Awards. At the time of termination of the Limitation Period, the Holder shall pay to the Granting Employer any amount that the Granting Employer may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Granting Employer, which may be withheld by the Granting Employer (and/or the Successor Granting Employer) in its sole discretion, the Optionee, Grantee or Holder may elect to satisfy such obligations, in whole or in part, (i) by causing such Granting Employer to withhold Shares otherwise issuable pursuant to the exercise of an Option or (ii) by delivering to such Granting Employer Shares already owned by the Optionee, Grantee or Holder. The Shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligations, determined as of the date that the amount of tax to be withheld is to be determined. An Optionee, Grantee or Holder who has made an election pursuant to this Section 24.1 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.


24.2. Limitations for Reporting Person.

      Notwithstanding the foregoing, in the case of a Reporting Person, no election to use Shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements under Rule 16b-3(e) or any successor rule under the Exchange Act.

25.  OTHER PROVISIONS

      Each Incentive Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Applicable Committee, in its sole discretion.


26.  NUMBER AND GENDER

      With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.


27.  SEVERABILITY

      If any provision of the Plan or any Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.


28.  GOVERNING LAW

      The validity and construction of this Plan and the instruments evidencing the Incentive Awards granted hereunder shall be governed by the laws of the State of Maryland.